UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2010

AnchorBanCorp Wisconsin Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	000-20006 (Commission File Number)	39-1726871 (IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin (Address of principal executive offices)	53703 (Zip Code)
Registrant’s telephone number, including area code: 608-252-8982

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On May 26, 2010, Anchor BanCorp Wisconsin Inc. (the “Company”), the Company’s wholly-owned subsidiary bank, AnchorBank, fsb (the “Bank”), and Mark Timmerman agreed to terminate Timmerman’s employment agreements with the Company and the Bank (the “Employment Agreements”), effective May 26, 2010. Timmerman agreed to release and discharge the Bank and the Company from any and all obligations or liabilities under the Employment Agreements. Timmerman will continue to be employed in his present capacity as Executive Vice President, General Counsel and Secretary of the Company and as President and Chief Operating Officer of the Bank.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnchorBanCorp Wisconsin Inc. (Registrant)

June 2, 2010	/s/ DALE C. RINGGENBERG

(Date)	Dale C. Ringgenberg
Senior Vice President, Chief Financial Officer